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                                                                       EXHIBIT 8
                [LETTERHEAD OF SHAW PITTMAN POTTS & TROWBRIDGE]


                               December 18, 1997





Commercial Net Lease Realty, Inc.
400 E. South Street
Suite 500
Orlando, Florida  32801

Legg Mason Wood Walker, Incorporated
111 South Calvert Street
P.O. Box 1476
Baltimore, Maryland 21203

Ladies and Gentlemen:

          On April 8, 1997, Commercial Net Lease Realty, Inc. ("CNL Realty") filed a registration statement on Form S-3, file number 333-24773 (the "Registration Statement"), with the Securities and Exchange Commission, which was declared effective on April 22, 1997. In connection with the filing of a prospectus supplement on December 18, 1997, you have asked us to render an opinion with respect to the qualification of Commercial Net Lease Realty, Inc. ("CNL Realty") as a real estate investment trust ("REIT") under sections 856 through 860 of the Internal Revenue Code. (Our references herein to "the Code" are to the Internal Revenue Code of 1986, as amended, with respect to taxable years ending on or after January 1, 1987, and to the Internal Revenue Code of 1954, as amended, with respect to taxable years ending on or before December 31, 1986.)(1)

          We have served as special counsel for CNL Realty in connection with the filing of the Prospectus and the Prospectus Supplement and from time to time in the past have represented CNL Realty on specific matters as requested by CNL Realty. Specifically for the purpose of this opinion, we have examined and relied upon the following: copies of CNL Realty's Articles of Incorporation and any amendments thereto; its Federal Forms 1120 for its taxable years 1984 through 1996 (in which tax returns we observe that CNL Realty has elected to be treated as a real estate investment trust); the Registration Statement; the Prospectus; the Prospectus Supplement; copies of executed leases covering real property owned by CNL Realty; the Form 10-K filed on March 20, 1997; and its Form S-11 Registration Statement as filed with the Securities and Exchange Commission on August 15, 1984.

          We have not served as general counsel to CNL Realty and have not been involved in decisions regarding the day-to-day operation of CNL Realty and its properties. We have, however, discussed the mode of operation of CNL Realty with its officers with a view to learning information relevant to the opinions expressed herein and have received and relied upon a certificate from CNL Realty with respect to certain matters. A copy of the certificate is attached.

          We have discussed with management of CNL Realty arrangements relating to the management of its properties, the relationships of CNL Realty with tenants of such properties, and certain terms of leases of such properties to tenants, with a view to assuring that at the close of each quarter of the taxable years covered by this opinion it met the asset composition requirements set forth in section 856(c)(5), and with a view to assuring that, with respect to years covered by this opinion, it satisfied the 95%, 75%, and 30% gross income tests set forth in sections 856(c)(2), (3), and (4), respectively. We have further reviewed with management of CNL Realty the requirements that the beneficial ownership of a REIT be held by 100 or more persons for at least 335/365ths of each taxable year and that a REIT must satisfy the diversity of ownership requirements of section 856(h) as such





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1/ All section references herein are to the Code or to the regulations issued thereunder.


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requirements existed in the years covered by this opinion, and we have been advised by management that at all times during the years covered by this opinion (and specifically on each record date for the payment of dividends during 1984 through the date hereof) CNL Realty has had more than 1,000 shareholders of record, that CNL Realty maintains the records required by section 1.857-8 of the Treasury Regulations, that no later than January 30 of each year it sent the demand required by section 1.857-8(d) of the Treasury Regulations to each shareholder of record owning one percent or more of the outstanding shares of CNL Realty on the appropriate date required by said regulation, and that the actual ownership of CNL Realty shares was such that, to the best knowledge of its management (based upon responses to the aforesaid demands, any filing of a Schedule 13D under the Securities Exchange Act of 1934, as amended, or any other sources of information), CNL Realty satisfied the applicable requirements of section 856(h). Further, we have examined various property leases and lease supplements relating to the properties that CNL Realty owns, and although leases relating to certain properties that CNL Realty owns have not been made available to us, CNL Realty has represented with respect to such leases that they do conform in all material respects to a form of lease agreement provided to us. On the basis of discussions with management of CNL Realty, we are not aware that CNL Realty's election to be a REIT has been terminated or challenged by the Internal Revenue Service or any other party, or that CNL Realty has revoked its election to be a REIT for any such prior year so as to make CNL Realty ineligible to qualify as a REIT for the years covered by this opinion.

          In rendering the opinions set forth herein, we are assuming that copies of documents examined by us are true copies of originals thereof and that the information concerning CNL Realty set forth in CNL Realty's Federal income tax returns, and in the Prospectus Supplement, as well as the information provided us by CNL Realty's management are true and correct. We have no reason to believe that such assumptions are not warranted.

          Based upon the foregoing, we are of the opinion that: (a) CNL Realty was a "real estate investment trust" as defined by section 856(a) for its taxable years ended December 31, 1984 through December 31, 1996, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 1997 and for all future taxable years, and (b) CNL Realty's wholly owned subsidiaries, Net Lease Realty I, Inc. and Net Lease Realty II, Inc., were each "qualified REIT subsidiaries" as defined by section 856(i) for CNL Realty's taxable year ending December 31, 1996, and their proposed ownership, as well as the proposed ownership of two additional wholly owned subsidiaries, Net Lease Realty III, Inc. and Net Lease Realty IV, Inc., will enable them to meet the requirements for treatment as qualified REIT subsidiaries for CNL Realty's taxable year ending December 31, 1997 and for all future taxable years. With respect to the 1997 year and all future years, however, we note that CNL Realty's status as a real estate investment trust at any time is dependent among other things upon its meeting the requirements of section 856 throughout the year and for the year as a whole.

          This opinion is based upon the existing provisions of the Code (or predecessor provisions, as applicable), rules and regulations (including proposed regulations) promulgated thereunder, and reported administrative and judicial interpretations thereof, all of which are subject to change, possibly with retroactive effect. This opinion is limited to the specific matters covered hereby and should not be interpreted to imply that the undersigned has offered its opinion on any other matter.

          We hereby confirm that the statements set forth in the Prospectus Supplement under the heading "Federal Income Tax Considerations," to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

          We hereby consent to the filing of this opinion as an exhibit to the Prospectus Supplement. We also consent to the reference to Shaw, Pittman, Potts & Trowbridge under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not consider that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange





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Commission promulgated thereunder, with respect to any part of the Prospectus
Supplement, including this opinion as an exhibit or otherwise.


                                        Very truly yours,

                                        SHAW, PITTMAN, POTTS & TROWBRIDGE


                                        By:     /s/ Charles B. Temkin, P.C.
                                                ---------------------------
                                                Charles B. Temkin, P.C.